Calculation of Filing Fee Tables
S-3
GLACIER BANCORP, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other				0.0001381	$ 0.00
Fees to be Paid	2	Equity	Preferred stock, par value $0.01 per share	Other				0.0001381	$ 0.00
Fees to be Paid	3	Other	Depository Shares	Other				0.0001381	$ 0.00
Fees to be Paid	4	Debt	Debt Securities	Other				0.0001381	$ 0.00
Fees to be Paid	5	Other	Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	6	Other	Rights	Other				0.0001381	$ 0.00
Fees to be Paid	7	Other	Units	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1a - Applies to offering lines 1, 2, 3, 4, 5, 6 and 7. There is being registered hereunder such indeterminate number or amount of common stock, preferred stock, depositary shares, senior and subordinated debt securities, warrants, rights and units of Glacier Bancorp, Inc. as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Note 1b - Applies to offering lines 1, 2, 3, 4, 5, 6, and 7. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, Glacier Bancorp, Inc. hereby defers payment of the registration fee required in connection with this Registration Statement.

[2]	See notes on offering line 1.

[3]	See notes on offering line 1.

[4]	See notes on offering line 1.

[5]	See notes on offering line 1.

[6]	See notes on offering line 1.

[7]	See notes on offering line 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A